UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2009

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 282-5800

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On June 29, 2009, Skilled Healthcare Group, Inc. (the “Company”) issued a press release announcing the filing of an Annual Report on Form 10-K/A for the year ended December 31, 2008 and a Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2009. The amended reports were filed to restate the Company’s consolidated financial statements as of December 31, 2008 and 2007, for the years ended December 31, 2008, 2007 and 2006, including the corresponding quarterly periods in 2008 and 2007, and for the three months ended March 31, 2009. Management has modified its previous assessments of the Company’s disclosure controls and procedures and internal control over financial reporting in light of the restatement. The modified assessments appear under Item 9A of the Company’s Annual Report on Form 10-K /A and under Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q/A. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in this Current Report on Form 8-K, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit	Description

99.1	Press Release, dated June 29, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date: June 29, 2009

/s/ Roland G. Rapp
Roland G. Rapp
Executive Vice President, General Counsel, Secretary and Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated June 29, 2009.